                                                                   EXHIBIT 12.02


CITICORP
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS



(In Millions)                                             YEAR ENDED DECEMBER 31,                              Three Months Ended
                                                                                                                   March 31,
EXCLUDING INTEREST ON DEPOSITS:                       2000         1999        1998        1997        1996      2001      2000
                                                  ----------------------  ----------  ----------  ----------  --------  ---------

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                     $   8,722     $  7,795   $   7,308   $   6,776   $   6,325  $  2,323   $  1,912
     INTEREST FACTOR IN RENT EXPENSE                    283          235         213         189         176        71         69
     DIVIDENDS--PREFERRED STOCK                           -            -         126         223         261         -          -(A)
                                                  ----------  ----------  ----------  ----------  ----------  --------  ---------

        TOTAL FIXED CHARGES                       $   9,005    $   8,030   $   7,647   $   7,188   $   6,762  $  2,394   $  1,981
                                                  ----------  ----------  ----------  ----------  ----------  --------  ---------

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGE       $  12,876    $  10,496   $   6,732   $   7,664   $   7,734  $  3,403   $  3,784
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                              9,005        8,030       7,521       6,965       6,501     2,394      1,981
                                                  ----------  ----------  ----------  ----------  ----------  --------  ---------

        TOTAL INCOME                              $  21,881    $  18,526   $  14,253   $  14,629   $  14,235  $  5,797   $  5,765
                                                  ==========  ==========  ==========  ==========  ==========  ========  =========

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                    2.43         2.31        1.86        2.04        2.11      2.42       2.91
                                                  ==========  ==========  ==========  ==========  ==========  ========  =========

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                             $  22,045    $ 18,606    $  18,868   $  16,430   $  15,341  $  5,813   $  4,722
     INTEREST FACTOR IN RENT EXPENSE                    283         235          213         189         176        71         69
     DIVIDENDS--PREFERRED STOCK                           -           -          126         223         261         -          -(A)
                                                  ----------  ----------  ----------  ----------  ----------  --------  ---------

        TOTAL FIXED CHARGES                       $  22,328    $  18,841   $  19,207   $  16,842   $  15,778  $  5,884   $  4,791
                                                  ----------  ----------  ----------  ----------  ----------  --------  ---------

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGE       $  12,876    $  10,496   $   6,732   $   7,664   $   7,734  $   3,403   $  3,784
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                             22,328       18,841      19,081      16,619      15,517  $  5,884      4,791
                                                  ----------  ----------  ----------  ----------  ----------  --------  ---------

        TOTAL INCOME                              $  35,204    $  29,337   $  25,813   $  24,283   $  23,251  $  9,287   $  8,575
                                                  ==========  ==========  ==========  ==========  ==========  ========  =========

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                    1.58        1.56        1.34        1.44        1.47      1.58       1.79
                                                  ==========  ==========  ==========  ==========  ==========  ========  =========


Note> On November 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests. Subsequent to the acquisition, Associates was contributed to and became a wholly owned subsidiary of Citicorp and Citicorp issued a full and unconditional guarantee of the outstanding long-term debt securities and commercial paper of Associates and Associates Corporation of North America (ACONA), a subsidiary of Associates.

(A) On October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. ("TRV") (The "Merger"). Following the Merger, TRV changed its name to Citigroup. Under the terms of the Merger, Citicorp common and preferred stock were exchanged for Citigroup common stock and preferred stock. As such, there were no Citicorp preferred dividends subsequent to 1998.